Exhibit 23


                  Consent of Independent Auditors

We consent to the incorporation by reference in this Form 8-K of MAF Bancorp, Inc. of our report dated January 18, 1996, with respect to the consolidated financial statements of N.S. Bancorp, Inc. included in the 1995 Annual Report to Shareholders of N.S. Bancorp, Inc.


                                  /s/ ERNST & YOUNG LLP

Chicago, Illinois
June 11, 1996